UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2026 (May 20, 2026)

Alnylam Pharmaceuticals, Inc.
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Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Effective as of June 1, 2026, the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”), following the recommendation of its Nominating and Corporate Governance Committee, expanded the size of the Company’s Board from ten to eleven and elected Benjamin F. Cravatt, Ph.D. to fill the newly created vacancy. Dr. Cravatt will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2028. Dr. Cravatt will also serve as a member of the Board’s Science and Technology Committee.
As a non-employee director, Dr. Cravatt will receive an annual cash retainer of $75,000. In addition, in connection with his election to the Board, Dr. Cravatt will be granted, on his first date of service on the Board, a stock option to purchase shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), having an aggregate grant date fair value equal to $600,000 using the Company’s then-current Black-Scholes valuation model, and vesting as to one-third of the shares underling the stock option on each of the first, second and third anniversaries of the grant date, with an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date. Following his election, Dr. Cravatt will be eligible to receive an annual equity award, in an aggregate amount to be determined by the Board upon recommendation of the People, Culture and Compensation Committee. Currently, each of the Company’s non-employee directors receives an annual equity award consisting of (i) restricted stock units having an aggregate grant date fair value of $200,000 (determined based on the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date) and (ii) a stock option to purchase shares of Common stock having an aggregate grant date fair value equal to $200,000 using the Company’s then-current Black-Scholes valuation model, and with an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date, each vesting in full on the one-year anniversary of the grant date. The Company will also reimburse Dr. Cravatt for reasonable travel and other related expenses incurred in connection with his service on the Board.
In addition, Dr. Cravatt will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
As of March 25, 2026, the record date for the Annual Meeting, 133,427,910 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.
1. The Company’s stockholders re-elected the three persons listed below as Class I directors, each to serve until the Company’s 2029 annual meeting of stockholders or until his or her successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stuart A. Arbuckle	115,269,659	5,068,463	28,296	5,450,286
Yvonne L. Greenstreet, M.D.	119,787,307	513,049	66,062	5,450,286
Elliott Sigal, M.D., Ph.D.	107,495,421	12,844,836	26,161	5,450,286
The terms of office of the following directors continued after the Annual Meeting:
Dennis A. Ausiello, M.D.
Olivier Brandicourt, M.D.
Margaret A. Hamburg, M.D.
Peter N. Kellogg
David E.I. Pyott
Colleen F. Reitan
Amy W. Schulman
2. The Company’s stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,772,389	8,552,534	41,495	5,450,286

3. The Company’s stockholders ratified the appointment by the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2026. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,847,735	5,937,274	31,695	0

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2026	ALNYLAM PHARMACEUTICALS, INC.

	By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton
Executive Vice President, Chief Financial Officer